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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use of our report dated January 20, 1999 on the consolidated financial statements of Mercantile Bank Corporation for the years ended December 31, 1998 and 1997, to be included within the Registration Statement on Form SB-2 and Prospectus of Mercantile Bank Corporation. We also consent to the use of our name as "Experts" in the Prospectus.



                                               /s/ Crowe, Chizek and Company LLP
                                               ---------------------------------
                                                   Crowe, Chizek and Company LLP


Grand Rapids, Michigan
July 30, 1999